FORUM FINANCIAL SERVICES, INC.	Agreement No. 8174

MASTER LEASE AGREEMENT

This MASTER LEASE AGREEMENT dated as of January 22, 2010 by and between FORUM FINANCIAL SERVICES, INC., a Texas corporation, having its principal place of business at 275 West Campbell Road, Suite 320, Richardson, Texas 75080 ("Lessor"), and BIOANALYTICAL SYSTEMS, INC., an Indiana corporation, having its principal place of business at Purdue Research Park, 2701 Kent Avenue, West Lafayette, Indiana 47906 ("Lessee").

1. EQUIPMENT LEASED.

Subject to the terms and conditions hereinafter set forth in this Master Lease Agreement, Lessor hereby rents, demises and lets to Lessee, and Lessee shall hire from Lessor, the units of tangible personal property (hereinafter collectively referred to as "Equipment" and individually as a "Unit" or "Item") listed on each Equipment Schedule executed, from time to time, pursuant to this Master Lease Agreement. Each Equipment Schedule (hereinafter being referred to as "Lease") shall incorporate therein all of the terms and conditions of this Master Lease Agreement and shall contain such additional terms and conditions as Lessor and Lessee shall agree upon.

2. TERM.

The lease term for each Item shall commence on the first to occur of (i) the date on which the Item is installed and is approved for coverage under a prime shift maintenance contract by the manufacturer thereof, or (ii) seven days from the date the Item is delivered if a delay of installation and approval is caused by Lessee (hereinafter referred to as the "Commencement Date"). If the Item is specified as "new" in such Lease, the date of installation of such Item shall constitute the Commencement Date. The lease term shall continue for the number of full months set forth in such Lease (hereinafter referred to as the "Initial Term"), commencing on the first day of the month following the latest Commencement Date for any Item (hereinafter referred to as the "Initial Term Commencement Date"). Lessee shall execute and deliver to Lessor the Acceptance Certificate for the Equipment confirming such Commencement Date on such date.

3. RENTALS.

The monthly rent payable by Lessee for each Item on any Lease (hereinafter referred to as "Monthly Rent") shall be set forth in such Lease. Lessee shall pay to Lessor, as rental for the Equipment, the sum of (i) Monthly Rent per month, payable in advance on the Initial Term Commencement Date and on the first day of each month thereafter during the Initial Term of the Lease, and (ii) an amount equal to one-thirtieth of the Monthly Rent for each Item for each day which has elapsed from and including the Commencement Date of such Item to the initial Term Commencement Date, which amount shall be paid on the Commencement Date and monthly thereafter. If any portion of Lessee's monthly rent continues unpaid for five (5) days or more following the due date, including Sundays and holidays, Lessee will pay an administrative late charge of five (5) cents for each one dollar ($1.00) of the scheduled monthly rent payment. In addition to the administrative late charge, any payments (of rent or otherwise) which are not paid within five (5) days of their due date shall be payable on demand and shall bear interest on such amount at the lesser of 1.5% per month or the maximum allowable rate of interest permitted by law. All Rent and other sums due hereunder shall be paid at the address of Lessor set forth above or at such other place as Lessor shall designate in writing, or, if to an assignee of Lessor, at such place as such assignee shall designate in writing.

4. NET LEASE.

Lessor and Lessee acknowledge and agree that each Lease constitutes a net lease, and that Lessee's obligation to pay all Monthly Rent and any and all sums payable by Lessee under any Lease, shall be absolute and unconditional. Lessee's obligations shall not be subject to any abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and that such payments shall be and continue to be payable in all events. This Lease shall not terminate, nor shall the respective obligations of Lessor or Lessee be affected, by reason of any defect in the condition, operation, fitness for use, damage or destruction of or to the Equipment or any Unit thereof, or any interruption or cessation in use or possession for any reason whatsoever. This Lease shall be binding upon the Lessee, its successors and assigns and shall inure to the benefit of Lessor and its successors and assigns, and all references to Lessor shall include such successors and assigns.

5. TAXES.

During the term of this Lease, Lessee shall promptly pay when due or reimburse and indemnify and hold Lessor harmless from and against all Taxes, as hereinafter defined. The term "Taxes" as used herein shall mean all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties not arising from the negligence on the part of Lessor) now or hereafter imposed or assessed during the term of each Lease against Lessor, Lessee or the Equipment by any Federal, state, county, or local governmental authority upon or with respect to the Equipment or upon the ordering, purchase, sale, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to any Lease (excepting only Federal, state and local taxes based on or measured by the net income of Lessor). Notwithstanding the foregoing, unless otherwise specified in the Lease, Lessee shall be responsible for the filing and paying of all personal property taxes with respect to the Equipment.

6. WARRANTIES.

(a) LESSEE ACKNOWLEDGES THAT LESSOR HAS MADE NO REPRESENTATION OR WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, PERFORMANCE, OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE CAUSED BY OR ARISING IN ANY WAY IN CONNECTION WITH THE EQUIPMENT. NOR SHALL THERE BE ANY ABATEMENT OF RENTAL, FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, THE USE OR PERFORMANCE OF THE EQUIPMENT, OR ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING.

(b) Lessor hereby appoints Lesseee as Lessor's agent to assert, during the term of the applicable Lease, any and all manufacturer's warranties, with respect to the Equipment to the extent assignable by Lessor; provided, however, that Lessee shall indemnify and hold Lessor or its assignee harmless from and against any and all claims, costs, expenses, damages, losses and liabilities incurred or suffered by Lessor as a result of or incident to any action by Lessee in connection therewith.

Lessee's Initials: MRC

7. TITLE AND ASSIGNMENT.

(a) Nothing contained in any Lease shall give or convey to Lessee any right, title or interest in or to the Equipment except as a Lessee as set forth therein and Lessee represents and agrees that Lessee shall hold the Equipment subject and subordinate to the rights of the owner, Lessor, any Assignee and any Secured Party and Lessee shall execute and immediately deliver such documentation, including Uniform Commercial Code financing statements, as are requested by Lessor for such purpose. Lessee shall, at its expense, protect and defend Lessor's title as well as the interest of any Assignee and any Secured Party against all persons claiming against or through Lessee and shall at all times keep the Equipment free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lessor) and shall give Lessor immediate written notice thereof and shall indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any loss caused thereby.

(b) If provided by Lessor, Lessee shall affix and maintain tags, decals or plates to the Equipment indicating ownership and title to the Equipment in Lessor (or any Assignee) and Lessee shall not permit the removal or concealment of such tags. Lessee shall keep the Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or any Assignee. Upon the request of Lessor, Lessee shall at reasonable times during business hours make the Equipment available to Lessor for inspection at the place where it is normally located and shall make Lessee's log and maintenance records pertaining to the Equipment available to Lessor for inspection.

(c) Upon at least sixty (60) days prior written notice to Lessor, Lessee may assign or sublease the Equipment to any party, or relocate the equipment to any location, within any state of the continental United States which shall have in effect the Uniform Commercial Code provided (i) that all costs of any nature whatsoever resulting from any relocation, assignment or sublease shall be promptly paid by Lessee upon presentation to Lessee of evidence supporting such cost, and (ii) any assignment or sublease shall be made expressly subject and subordinate to the terms of this Lease and Lessee shall assign its rights under said assignment or sublease to Lessor, any Assignee and any Secured Party as additional collateral and security for Lessee's obligations hereunder. No permitted relocation, assignment or sublease shall relieve Lessee of any of its obligations hereunder. Lessee hereby grants to Lessor the right and opportunity to submit or match the last proposal for the sublease or assignment of the Equipment, and to submit a proposal for the financing of any replacement Equipment.

(d) Lessor may assign to a successor lessor, lender or purchaser, and Lessee hereby consents to the assignment of, all or any part of the Lessor's right, title and interest in and to the Lease and the Equipment. Lessee acknowledges and understands that the terms and conditions of each Lease have been fixed by Lessor in anticipation of its ability to sell and assign its interest or grant a security interest under each Lease and the Equipment listed therein in whole or in part to a security assignee (the "Secured Party") for the purpose of securing a loan to the Lessor. The Lessor may also sell and assign its rights as owner and lessor of the Equipment under any Lease to an assignee (the "Assignee") which may be represented by a bank or trust company acting as a trustee for the Assignee. After such assignments the term Lessor shall mean, as the case may be, such Assignee and any Secured Party. Notwithstanding the foregoing, any assignment by Lessor shall not relieve Lessor of its obligations to Lessee hereunder. Lessee, upon receipt of notice of any such assignment or assignments and instructions from Lessor, shall:

(i) pay and perform its obligations hereunder to such Assignee and any Secured Party and acknowledge that the Assignee and any Secured Party shall have and be entitled to exercise any and all discretion, rights and powers of hereunder or under any Lease, provided, however that such Assignee or Secured Party shall take no action to interfere with Lessee's quiet enjoyment and use of the Equipment in accordance with the terms of the Lease hereof so long as Lessee is not in default of any of the provisions hereof and such Assignee or Secured Party continues to receive all amounts of Monthly Rent payable under such Lease;

(ii) not permit the Lease to be amended, modified or terminated without the prior written consent for such from Assignee and any Secured Party;

(iii) not look to Assignee or any Secured party to perform any of Lessor's obligations hereunder;

(iv) not assign the Lease or any of its rights hereunder without the prior written consent of Assignee, and

(v) send to Assignee and any Secured Party as well as Lessor copies of any notices which are required hereunder to be sent to Lessor.

8. DELIVERY, USE, AND RETURN OF EQUIPMENT.

(a) Upon delivery of the Equipment to Lessee, Lessee shall pay and hereby assumes all transportation, installation, rigging, and in-transit insurance charges with respect to the Equipment. In the case of a sale and leaseback transaction, Lessee shall, upon the request of Lessor, certify the date the Equipment was first put into use.

(b) Lessee shall, at all times during the term of the Lease, be entitled to unlimited use of the Equipment. Lessee will comply with all laws, regulations, and ordinances, and all applicable requirements of the manufacturer of the Equipment which apply to the physical possession, use, operation, condition, and maintenance of the Equipment.

(c) Lessee may, upon receipt of prior written consent of Lessor, at its own expense, make alterations in or add attachments to the Equipment (the "Upgrade"), provided such Upgrade does not interfere with the normal operation or maintenance of the Equipment or with Lessee's ability to obtain and maintain the maintenance contract required by Section 9. hereof. During the term of the Lease and provided Lessee is not in default, all Upgrades shall be the property of Lessee, and no liens, encumbrances or interest may be granted by Lessee in such Upgrades which impair Lessor's rights, title and interest in the Equipment. At the request of Lessor, Lessee shall (and, absent such request, Lessee may), upon expiration or termination of the Lease covering such Equipment, remove any such Upgrade and restore the Equipment to its original condition (ordinary wear and tear excepted), all at Lessee's expense, prior to returning the Equipment to Lessor.

(d) Upon the termination (by expiration or otherwise) of each Lease. Lessee shall, pursuant to Lessor's instructions and at Lessee's full expense, de-install, pack and return the Equipment to Lessor in the same operating order, repair, condition and appearance as when received, reasonable wear and tear excepted. Lessee shall return the Equipment to Lessor at its address set forth herein or at such other address within the continental United States as directed by Lessor. Until the return of the Equipment to Lessor, Lessee shall be obligated to pay the Monthly Rental and all other sums due hereunder.

9. MAINTENANCE AND REPAIR.

During the term of each Lease, Lessee shall, at its sole expense, maintain the Equipment in good operating order, repair, condition and appearance and make all necessary repairs to protect the Equipment from deterioration, other than normal wear and tear. Lessee shall not use or permit the Equipment to be used for any purpose for which, in the opinion of the manufacturer, the Equipment is not designed or intended. Lessee shall, during the term of each Lease, at its sole expense, maintain in full force and effect a contact with the manufacturer or such other party as shall be acceptable to Lessor, covering at least prime shift maintenance of the Equipment. Lessee shall furnish Lessor, upon request, with a copy of such maintenance contract (or warranty) or supplements thereto. If Lessee has the Equipment maintained by a party other than the manufacturer, Lessee hereby assumes and agrees to pay any costs necessary to have the manufacturer re-certify the Equipment at the scheduled termination of the lease term, which lease term shall continue upon the same terms and conditions until such re-certification has been obtained.

10. REPRESENTATIONS AND WARRANTIES OF LESSEE.

(a) Lessee hereby represents, warrants and covenants that, with respect to the Master Lease Agreement and each Lease executed hereunder, (i) the execution, delivery and performance thereof by the Lessee have been duly authorized by all necessary corporate action, (ii) the Lease will be in full force and effect and constitute a valid obligation binding upon and enforceable against Lessee in accordance with its terms, (iii) the Equipment covered by the lease is accurately described in the Lease and all documents relating thereto, (iv) the Equipment is personal property and when subject to use by the Lessee will not be or become fixtures under applicable law, and (v) any and all financial statements and other information with respect to Lessee supplied to Lessor at the time of execution of the Lease any amendments hereto, are true and complete.

(b) Prior to and during the term of the Lease. Lessee will furnish Lessor, when reasonably available, with Lessee's audited financial statements. If Lessee is a subsidiary of another company, Lessee shall supply such parent's financials and guarentees as are acceptance to Lessor.

(c) Lessee, upon execution of this Master Lease Agreement and thereafter upon execution of each lease, shall provide Lessor with (i) an incumbency certificate certifying that the person signing the Lease holds the office he purports to hold and has authority to sign on behalf of Lessee; (iii) an opinion of Lessee's counsel with respect to the representations in Section 10(a) above; (iii) a certificate of the secretary or assistant secretary of Lessee referring to the resolutions (specific or general) authorizing the transactions contemplated herein; (iv) an agreement with Lessor's assignee with regard to any assignment as referred to in Section 7(d); (v) the purchase documents if Lessee has sold or assigned its interest in the Equipment to Lessor; (vi) an insurance certificate pursuant to Section 13 hereof; and (vii) all other documents as Lessor may reasonably request. If Lessee shall fail to timely and properly deliver any of the aforesaid documents when due shall cause Lessor, at Lessor's option and notwithstanding anything to the contrary contained in Section 2 hereof, to postpone the commencement of the Initial Term, to increase the Monthly Rental to recover costs incurred by Lessor consequent to the delay, or to terminate the Lease as provided in Section 15.

11. QUIET ENJOYMENT.
Lessor covenants that so long as Lessee is not in default, and keeps and performs each and every covenant, condition and agreement hereunder, Lessee will quietly possess the Equipment subject to and in accordance with the provisions of the Lease.

12. INDEMNITY.

Lessee hereby agrees to assume liability for, and does hereby agree to indemnify, protect and hold Lessor, any Assignee and any Secured Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, or expenses (including legal fees and expenses), arising out of the manufacturer, purchase, ownership, selection, possession, leasing, operation, control, use, maintenance, delivery, return or other disposition of any Unit. Notwithstanding the foregoing, Lessee shall not be responsible under the terms of this Section 12 to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities caused by the gross negligence or wilful misconduct of such indemnified party. At the request of Lessor, Lessee shall undertake to defend at Lessee's expense, Lessor, any Assignee and any Secured Party, in any claim, action or suit covered by this Section 12.

13. RISK OF LOSS, INSURANCE.

(a) Lessee hereby assumes and shall bear the entire risk of loss and damage, of the Equipment from any and every cause whatsoever as of the date the Equipment is delivered to Lessee and throughout the Initial Term and any extension thereof. No loss or damage to the Equipment or any part thereof shall impair any obligation of Lessee under this Lease, which shall continue in full force and effect.

(b) During the term of the Lease, Lessee, at its own expense, shall insure the Equipment against all risks and in such amounts as Lessor shall reasonably require (but not less than the Casualty Value of the Equipment) with carriers acceptable to Lessor. Such insurance shall also provide for loss payable endorsement to Lessor, any Assignee, and any Secured Party. Lessee shall also maintain comprehensive public liability insurance satisfactory to Lessor. All such insurance shall name Lessor, or Assignee, or any Secured party, and the policies shall provide that they may not be terminated or modified without at least 30 days' prior written notice to Lessor, or Assignee, or any Secured Party.

(c) In the event of loss or damage of any Unit, Lessee shall use all reasonable efforts to place the Unit in good repair, condition and working order to the satisfaction of Lessor within 60 days of such loss or damage, unless the manufacturer determines that such Unit has been irreparably damaged, in which case Lessee shall, within 10 days of the manufacturer's determination of irreparable loss, make its election to either pay Lessor the Casualty Value (as set forth in Annex A to the Lease) for the irreparably damaged Unit or replace the irreparably damaged unit, all as provided hereinafter.

(d) In the event that Lessee elects to pay Lessor the Casualty Value for the irreparably damaged Unit, Lessee shall pay such amount to Lessor on the first day of the month following the election by Lessee as provided in (c) above and pay all Monthly Rent for the Equipment up to the date that the Casualty Value is paid to Lessor. If not all the Equipment is irreparably damaged, the Equipment Value (as identified in the Lease) of the irreparably damaged Unit shall be multiplied by the applicable percentage set forth in Annex A to compute the Casualty Value therefor, and the Monthly Rental for the undamaged Equipment remaining due shall be that amount resulting from multiplying the original Monthly Rental by the ratio of the original Equipment Value of the undamaged Equipment divided by the Equipment Value for all the Equipment prior to the damage.

(e) Should Lessee elect to replace the irreparably damaged Unit, Lessee shall continue all payments under the lease without interruption as if no such damage, loss or destruction had occurred, and shall replace such irreparably damaged Unit within 30 days following the date the manufacturer determines the Unit is irreparable, paying all such costs associated therewith, and so that Lessor has good and valid title thereto. The "Replacement Equipment" shall have a fair market value at the time of replacement equal to then fair market value of the Unit thereof for which replacement is made, and anticipated to have a fair market value which the Unit thereof for which replacement is made would have had at the end of the Initial Term, and be the same type and of at least equal capacity to the Unit for which the replacement is being made. Upon delivery, such Replacement Equipment shall become subject to all the terms and conditions of the Lease.

14. DEFAULT, REMEDIES.

(a) The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default under a Lease.

  (i) Lessee fails to pay any installment of Monthly Rent or other charge payable by Lessee under such Lease as and when the same becomes due and payable and such default continues for a period of ten (10) days; or

  (ii) Lessee fails to observe or perform any of the other obligations required to be observed or performed by Lessee of such Lease or the inaccuracy in any material respect of any representation or warranty made by the Lessee in such Lease or in any document or certificate furnished to the Lessor in connection therewith, which default or inaccuracy shall continue for a period of fifteen (15) days after notice; or

(iii) Lessee makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated as a bankrupt; files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or files any answer admitting, or fails to deny the material allegations of a petition filed against it for any such relief; consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action to effect its dissolution or liquidation; or

(iv) The failure by Lessee, within thirty (30) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding, or if within thirty (30) days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its assets and properties, such appointment shall not be vacated; or

(v) The default by Lessee under any other Lease or other agreement between Lessee and Lessor, any Assignee or any Secured party.

(b) Upon the occurrence of any one or more Events of Default, Lessor, at its option, may (1) proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee of the applicable covenants and terms of the applicable Lease, or to recover from Lessee any and all damages or expenses, including reasonable attorney's fees, which Lessor shall have sustained by reason of Lessee's default in any covenant or convenants of the applicable Lease or on account of Lessor's enforcement of its remedies thereunder, or (2) Lessor may declare this Master lease Agreement in default, such declaration shall be by written notice to Lessee and shall apply to all Leases hereunder except as specifically excepted therefrom by Lessor in such declaration. Lessee hereby authorizes Lessor at any time thereafter to enter with or without legal process any premises where Equipment may be and take possession thereof without notice, and without being liable to Lessee therefor, except that Lessor shall be liable for damages resulting from the fault or negligence of Lessor, any Assignee, any Secured party, or their respective agents and representatives in any such entry or repossession. Lessee shall, without further demand, forthwith pay Lessor an amount which is equal to any unpaid amount due on or before Lessor declaring the Master Lease Agreement to be in default, plus as liquidated damages for loss of a bargain and not as a penalty an amount equal to the Casualty Value for Equipment (as defined in the Lease) computed as of the date Lessor declares this Lease in default, together with interest (computed at the lesser of 1.5% per month or the maximum allowable rate of interest permitted by law), plus all attorney and court costs incurred by Lessor relating to the enforcement of its rights under this Lease. After such noticed default, at the request of Lessor and to the extent requested by Lessor, Lessee shall immediately comply with the provisions of Section 8(d) of this Master Lease Agreement. Lessor may sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, without having the Equipment present at the place of sale; or Lessor may lease, otherwise dispose of or keep idle all or part of the Equipment subject, however, to its obligation to mitigate damages; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs or otherwise. The proceeds of sale, lease or other disposition, if any, of the Equipment shall be applied (1) to all Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment including attorney fees; then (2) to the extent not previously paid by Lessee, to pay Lessor the Casualty Value for Equipment and all other sums owed by Lessee under the Lease, including any unpaid rent and indemnification then remaining unpaid hereon; then (3) to reimburse to Lessee any such sums previously paid by Lessee as liquidated damages; (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (l) and (2) forthwith. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of this Master Lease Agreement unless Lessor so notifies Lessee in writing.

15. MISCELLANEOUS.

(a) This Master Lease Agreement has been, and each Lease will have been made, executed and delivered in the State of Texas and shall be governed and construed for all purposes under and in accordance with the laws of such state.

(b) Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral, between Lessor and Lessee with respect to the Equipment, other than as set forth herein and in each Lease and that this Master Lease Agreement and each Lease contains the entire agreement between Lessor and Lessee with respect thereto.

(c) This Lease shalt be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (as maybe permitted hereunder).

(d) Each Lease maybe executed in one or more counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. If Lessor grants a security interest in all or any part of a Lease, the Equipment covered thereby and/or sums payable thereunder, only that counterpart Lease marked "Original" shall be effective to transfer Lessor's rights therein and all other counterparts shall be marked "Duplicate".

(e) All notices, consents or requests desired or required to be given hereunder shall be in writing and shall be deemed received upon the earlier of receipt or three days after mailing if mailed postage prepaid by regular or airmail to either party, as the case may be, at the address for such party set forth in the Lease or at such changed address as may be subsequently submitted by written notice of either party.

(f) All consents required to be contained in any Lease shall set forth such facts as Lessor may require and the consent of Lessor shall not be unreasonably withheld. Fair Market Value of the Equipment shall be determined by the Lessor and shall be based upon its' value in continued use.

(g) If the Equipment delivered pursuant to any Lease contains any features not specified therein, Lessee grants Lessor, at Lessor's option, the right to remove or deactivate any of such features. Such removal or deactivation shall be performed by the manufacturer or another party acceptable to Lessee, upon the request of Lessor, at a time convenient to Lessee, provided that Lessee shall not unreasonably delay the removal of such features.

IN WITNESS WHEREOF, the parties have executed this Master Lease Agreement on the date first written above.

LESSEE: BIOANALYTICAL SYSTEMS, INC.		LESSOR: FORUM FINANCIAL SERVICES, INC.

By:		By:
Title:	VP-FINANCE	Title:

FORUM FINANCIAL SERVICES, INC.	Schedule No. 8174-01

EQUIPMENT SCHEDULE

This Equipment Schedule is made as of this 22nd day of January, 2010 ("Lease") between FORUM FINANCIAL SERVICES, INC., a Texas corporation, having its principal place of business at 275 West Campbell Road, Suite 320, Richardson, Texas 75080 ("Lessor") and Bioanalytical Systems, Inc., an Indiana corporation, having its principal place of business at Purdue Research Park, 2701 Kent Avenue, West Lafayette, Indiana 47906 ("Lessee").

Pursuant to the terms and conditions set forth in the Master Lease Agreement dated as of January 22, 2010 between Lessor and Lessee, Lessee agrees to lease the below-described Equipment from Lessor, and Lessor, by acceptance of this Lease, agrees to lease the Equipment to Lessee, on the terms set forth in this Equipment Schedule. Consistent with the terms and conditions, Lessee's obligations thereunder shall commence no later than the date of delivery of each Unit of Equipment.

1. EQUIPMENT:

Item Number	Qty.	Mfg.	Model Number	Serial Number(s)	Description	Monthly Rent	Equipment Value
1 - 3	3	SCIEX	API-3000	See Attachment	Mass Spectrophotometer	$1,608.00	$60,000.00
4 - 9	6	SCIEX	API-4000		Mass Spectrophotometer	$6,438.00	$240,000.00
10	1	Phytronix	LDTD		2008 Laser Diode Thermo	$563.00	$21,000.00
11-15	5	Micromass	Quattro LC		Desorption System 1998 Mass Spectophotometer	$1,610.00	$60,000.00
16 - 18	3	Shimadzu	SCL-IOAVP		Auto Sampler Controller	$966.00	$36,000.00
19 - 24	6	Shimadzu	SIL-IOADVP		Auto Sampler	$1,932.00	$72,000.00
25 - 26	2	Thermo	TSQ Quantum Ultra		Mass Spectrophotometer	$698.00	$26,000.00

27	1	Waters			2007 Acquity Ultra Performance	$296.00	$11,000.00
28	1	SCIEX	AP1365		Solvent Manager Mass Spectrometer	$671.00	$25,000.00
29	1	SCIEX	API-5000		Mass Spectrometer	$2,682.00	$100,000.00
30 - 35	6	Waters/Micromass	Quattro Ultima		2003 Mass Spectrometer	$1,036.00	$38,600.00
					TOTAL:	$18,500.00	$689,600.00

SEE ATTACHMENT "A" FOR EQUIPMENT DETAIL

2. INITIAL TERM:                          36 Months

3. TOTAL MONTHLY RENT:                                                          $18,500.00

BIOANALYTICAL SYSTEMS, INC.
4. EQUIPMENT LOCATION:

Item #1 - 27 Bioanalytical Systems, Inc., Purdue Research Park, 2701 Kent Ave., W. Lafayette, IN 47906
Item #28 - 35: Bioanalytical Systems, Inc., Northwest, 3138 N.E. Rivergate, Bldg. 301C, McMinnville, OR 97128

5. CASUALTY VALUE: See Annex A hereto.

6. LEASE EXTENSION: Provided that no Event of Default has occurred and is continuing hereunder, the Initial Term shall be automatically extended for successive 90 day periods with respect to all, but not less than all, Equipment listed above at the Monthly Rent applicable to such Equipment, until either Lessor or Lessee shall give to the other party 90 days prior written notice of termination effective at the end of the Initial Term (or at the end of each term as extended).

7. ADDITIONAL PROVISIONS:

a.) Lessee agrees to remit to Lessor a Security Deposit of $74,000.00 upon execution of this Equipment Schedule.

b.) Upon 90 days receipt of written notice by Lessor, and provided no Event of Default has occurred or is continuing hereunder, Lessee shall have the option to purchase all, but not less than all, the Equipment for $1.00 at the end of the Initial Term.

c.) See Attachment "A" hereto - Equipment Description

d.) See Attachment "B" hereto - Final Agreement

UNLESS EXPRESSLY SET FORTH IN THIS SCHEDULE AND ATTACHED HERETO, THIS SCHEDULE TOGETHER WITH THE MASTER LEASE AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AS TO THE LEASE AND EQUIPMENT. THIS LEASE CONSTITUTES AN OFFER BY LESSEE TO LEASE FROM LESSOR AND SUCH OFFER MAY NOT BE REVOKED EXCEPT BY THE WRITTEN CONSENT OF LESSOR. THIS LEASE SHALL BE DEEMED ACCEPTED BY LESSOR UPON ITS EXECUTION HEREOF IN ITS OFFICE IN TEXAS.

IN WITNESS WHEREOF the parties have executed this Equipment Schedule.

LESSEE: BIOANALYTICAL SYSTEMS, INC.		LESSOR: FORUM FINANCIAL SERVICES, INC.

By:		By:
Title:	VP-FINANCE	Title: